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                                                                    EXHIBIT 99.1

                           AMERICAN FEDERAL BANK, FSB
                             300 East McBee Avenue
                        Greenville, South Carolina 29601

                         REVOCABLE APPOINTMENT OF PROXY
                      SOLICITED BY THE BOARD OF DIRECTORS

   The undersigned hereby appoints Deborah A. Brady and G. Dennis Sims (the "Proxies"), and each of them, with full power of substitution and hereby authorizes them to represent and vote, as directed below, all shares of the common stock of American Federal Bank, FSB ("American Federal") held of record by the undersigned on April 30, 1997 at the Special Meeting of Shareholders of American Federal (the "Special Meeting") to be held at American Federal's home office located at 300 East McBee Avenue, Greenville, South Carolina, at 11:00 o'clock, a.m., E.D.S.T., on Thursday, June 26, 1997, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:

    1. PROPOSAL TO APPROVE MERGER. Proposal to approve the Agreement and Plan of Reorganization, dated as of February 17, 1997, between American Federal and CCB Financial Corporation ("CCB") and the related Plan of Merger and Combination, and to approve the transactions described therein, including without limitation the merger of American Federal Interim Savings Bank, FSB, a wholly-owned subsidiary of CCB, into American Federal, with the result that all outstanding shares of American Federal's $1.00 par value common stock will be converted into shares of CCB's $5.00 par value common stock and American Federal will become a wholly-owned subsidiary of CCB.

       ( ) FOR                 ( ) AGAINST                 ( ) ABSTAIN

    2. OTHER BUSINESS. On such other matters as properly come before the Special Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

    PLEASE MARK, SIGN AND DATE THIS APPOINTMENT OF PROXY ON THE REVERSE SIDE AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.

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   THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED
ABOVE. IN THE ABSENCE OF ANY DIRECTION, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY FOR PROPOSAL 1. SHOULD OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, THE PROXIES WILL BE AUTHORIZED TO VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY IN ACCORDANCE WITH THEIR
BEST JUDGMENT. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF AMERICAN FEDERAL A WRITTEN INSTRUMENT REVOKING IT OR A DULY
EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

   By signing this proxy, the undersigned hereby acknowledges receipt of the Notice of Special Meeting dated May , 1997, and the accompanying
Prospectus/Joint Proxy Statement of American Federal and CCB.
                                              Dated:                      , 1997

                                              Signature of Owner of Shares

                                              Signature of Joint Owner of
                                              Shares, if any

                                              INSTRUCTION: Please sign above
                                              exactly as your name appears on
                                              this appointment of proxy. Joint
                                              owners of shares should both sign.
                                              Fiduciaries or other persons
                                              signing in a representative
                                              capacity should indicate the
                                              authorized capacity in which they
                                              are signing.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT AT THE SPECIAL MEETING, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, YOU WILL BE ABLE TO VOTE IN PERSON AT THE SPECIAL MEETING IF YOU SO DESIRE.